FOR IMMEDIATE RELEASE
CONTACT:  Gregg J. Wagner, President and CEO
PHONE: 215-513-2391

HARLEYSVILLE NATIONAL CORPORATION
REPORTS RECORD 2005 EARNINGS

30 Consecutive Years of Earning Growth and 31 Consecutive Years of Dividend Increases

HARLEYSVILLE, PA (January 19, 2006) - Harleysville National Corporation (NASDAQ: HNBC), today announced net income for the year ending December 31, 2005, of $38.8 million compared to $38.6 million for the year ending December 31, 2004. Fourth quarter 2005 net income was $9.8 million, as compared to $10.1 million for the fourth quarter of 2004. The Corporation’s consolidated total assets were $3.12 billion at December 31, 2005, an increase of 3.1% or $92.8 million over $3.02 billion in total assets reported at December 31, 2004. Of this increase, 4.6% or $140.0 million was due to loan growth, partially offset by a net decrease in cash and investments of 1.8% or $54.1 million.

For the quarter ending December 31, 2005, diluted earnings per share of $.35 remained level with the earnings during the fourth quarter of 2004 and basic earnings per share were $.36 compared with $.37 for the same period last year. For the year ended December 31, 2005, diluted earnings per share were $1.38 compared to $1.37 for 2004 and basic earnings per share were $1.41 for 2005 compared to $1.42 in 2004. The financial results for 2005 include the issuance of 1,310,000 shares of the Corporation’s common stock for a 5% stock dividend payable September 15, 2005. All share and per share information has been restated to reflect this stock dividend.

“We are pleased to continue our history of record earnings for Harleysville National Corporation. This is the 30th consecutive year we have been able to do so, and the 31st straight year that we have reported record dividends to our shareholders. Maintaining our strong performance and delivering value to customers, shareholders and the communities we serve will be our principal focus throughout 2006,” said Gregg J. Wagner, President and Chief Executive Officer.

DETAILED REVIEW OF FINANCIAL RESULTS

Net interest income on a fully tax-equivalent basis in the fourth quarter of 2005 remained level with the same period in 2004 and increased $962,000 or 1.0% for the year ending December 31, 2005, over the prior year. During the fourth quarter of 2005, higher loan volume and loan rates were offset by higher deposit and borrowing rates resulting in level net interest income. The increase in net interest income for the year was mainly attributed to higher loan volume, partially offset by higher deposit rates. The net interest margin for the fourth quarter of 2005 was 3.16%, compared to 3.23% for the third quarter of 2005 and 3.34% for the fourth quarter of 2004. The decrease in the net interest margin from 2004 levels is primarily due to higher funding costs, particularly in money market deposit accounts and short-term borrowings. Average earning assets increased $148.6 million or 5.4% during the fourth quarter of 2005 versus the comparable period in 2004. Average loans grew by $167.8 million or 9.4% during the same period, partially offset by a decrease in investment securities of $44.7 million or 4.7%.

Nonperforming assets (including nonaccrual loans, net assets in foreclosure and loans 90 days or more past due) were .27% of total assets at December 31, 2005, compared to .20% at December 31, 2004. The increase in nonperforming assets at December 31, 2005, in relation to December 31, 2004, was mainly due to commercial mortgage loans for one borrower totaling $1.5 million and commercial business loans for four borrowers totaling $1.1 million which have been placed on nonaccrual of interest. The increase in the provision for the three and twelve-month periods ending December 31, 2005, compared to the same periods in 2004, was primarily due to inherent risk related to loan growth and the increase in nonperforming loans.

Core deposits increased 2.1% or $33.6 million, to $1.61 billion at December 31, 2005, up from $1.58 billion at December 31, 2004. Total deposits increased $152.9 million, or 6.9% for the same period, which was primarily attributable to the growth in core deposit checking products and time deposits of $100,000 or greater.

Total noninterest income of $7.6 million for the fourth quarter of 2005 reflects a decrease of $1.8 million or 19.5% from the comparable period in 2004. For the year ended December 31, 2005, noninterest income rose $1.8 million or 6.5%, up from $28.2 million for 2004. The fourth quarter decrease was primarily due to a reduction of $589,000 in trust and investment advisory fees related to the sale of Cumberland Advisors, Inc., which took place in the second quarter of this year, lower gains on sales of investment securities of $289,000 and life insurance income of $586,000 recognized in 2004. The increase in noninterest income for the year ended December 31, 2005, over 2004, was attributed to gains of $1.1 million on sales of investment securities, key-man life insurance income of $434,000 and gains of $690,000 and $287,000 on the sales of Harleysville National Bank’s McAdoo branch and Cumberland Advisors, Inc., respectively, during the second quarter of 2005, partially offset by a decrease of $409,000 in life insurance income.

Noninterest expense of $14.8 million for the fourth quarter of 2005 decreased $1.9 million or 11.4% from $16.7 million in the fourth quarter of 2004, and increased $2.9 million or 4.9% for the year ended December 31, 2005, in comparison to the same periods in 2004. Salaries and benefits expense decreased $1.6 million during the fourth quarter of 2005 from the comparable period in 2004 primarily related to the sale of Cumberland Advisors, Inc. and lower bonus expense. Salaries and benefits expense increased $361,000 for the year of 2005 over 2004, primarily due to the acquisition of Millennium Bank, increased staffing levels resulting from growth and higher pension and healthcare costs partially offset by lower bonus expense. Occupancy expense increased $619,000 in 2005 over 2004, mostly due to the Millennium acquisition and a new branch opening. Other expense increased $2.6 million during 2005 mainly due to increased expenses for advertising and professional fees (Sarbanes-Oxley related) as well as lower loan origination expense deferrals related to decreased loan origination volume.

Harleysville National Corporation, with assets in excess of $3 billion, is the holding company for Harleysville National Bank (HNB). Investment Management and Trust Services are provided through Millennium Wealth Management and Private Banking, a division of HNB. Harleysville National Corporation stock is traded under the symbol "HNBC" and is commonly quoted under Nasdaq National Market Issues. For more information, visit the Harleysville National Corporation website at www.hncbank.com

This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. Such factors include the possibility that increased demand or prices for the Corporation’s financial services and products may not occur, changing economic and competitive conditions, technological developments, and other risks and uncertainties, including those detailed in the Corporation’s filings with the Securities and Exchange Commission.

Harleysville National Corporation
Consolidated Selected Financial Data(1)
(Dollars in thousands, except per share data)
December 31, 2005
(unaudited)

For the period:	Three Months Ended
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
	2005	2005	2005	2005	2004
Interest Income	$41,008	$38,570	$36,889	$35,272	$34,196
Interest Expense	19,148	16,826	15,042	13,602	12,735
Net Interest Income	21,860	21,744	21,847	21,670	21,461
Provision for Loan Losses	1,351	650	650	750	1,070
Net Interest Income after
Provision for Loan Losses	20,509	21,094	21,197	20,920	20,391

Service Charges	2,089	2,112	2,044	1,957	1,953
Gains on Sales of Investment Securities, Net	1,747	1,898	226	923	2,036
Gain on Sale of Branch	-	-	690	-	-
Trust, Investment Services and Advisory Income	1,410	1,261	2,051	1,929	1,999
Bank-Owned Life Insurance Income	599	497	645	493	627
Income on Life Insurance	-	-	177	-	586
Other Income	1,720	1,962	1,919	1,641	2,194
Total Noninterest Income	7,565	7,730	7,752	6,943	9,395

Salaries, Wages and Employee Benefits	8,572	9,189	10,180	9,500	10,215
Occupancy	1,265	1,277	1,243	1,391	1,218
Furniture and Equipment	947	963	1,151	1,170	1,256
Other Expenses	3,986	3,884	4,319	3,442	3,985
Total Noninterest Expense	14,770	15,313	16,893	15,503	16,674

Income Before Income Taxes	13,304	13,511	12,056	12,360	13,112
Income Tax Expense	3,493	3,349	2,366	3,195	2,999
Net Income	$9,811	$10,162	$9,690	$9,165	$10,113
Per Common Share Data:
Weighted Average Common Shares - Basic	27,430,277	27,521,780	27,552,322	27,559,493	27,492,032
Weighted Average Common Shares - Diluted	27,935,571	28,075,455	28,113,870	28,316,146	28,410,643
Net Income Per Share - Basic	$0.36	$0.37	$0.35	$0.33	$0.37
Net Income Per Share - Diluted	$0.35	$0.36	$0.35	$0.32	$0.35
Cash Dividend Per Share	$0.23	$0.18	$0.17	$0.17	$0.21
Book Value	$9.96	$10.04	$10.00	$9.75	$9.81
Market Value	$19.10	$21.94	$22.06	$20.24	$25.33

For the period:	Twelve Months Ended
	December 31,
	2005	2004
Interest Income	$151,739	$127,729
Interest Expense	64,618	42,638
Net Interest Income	87,121	85,091
Provision for Loan Losses	3,401	2,555
Net Interest Income after
Provision for Loan Losses	83,720	82,536

Service Charges	8,202	7,807
Gains on Sales of Investment Securities, Net	4,794	3,689
Gain on Sale of Branch	690	-
Trust, Investment Services and Advisory Income	6,651	6,586
Bank-Owned Life Insurance Income	2,234	2,406
Income on Life Insurance	177	586
Other Income	7,242	7,084
Total Noninterest Income	29,990	28,158

Salaries, Wages and Employee Benefits	37,441	37,080
Occupancy	5,176	4,557
Furniture and Equipment	4,231	4,863
Other Expenses	15,631	13,061
Total Noninterest Expense	62,479	59,561

Income Before Income Taxes	51,231	51,133
Income Tax Expense	12,403	12,566
Net Income	$38,828	$38,567

Per Common Share Data:
Weighted Average Common Shares - Basic	27,515,630	27,147,992
Weighted Average Common Shares - Diluted	28,085,920	28,062,489
Net Income Per Share - Basic	$1.41	$1.42
Net Income Per Share - Diluted	$1.38	$1.37
Cash Dividend Per Share	$0.75	$0.68

	2005	2005	2005	2005	2004
Asset Quality Data:	4Q	3Q	2Q	1Q	4Q
Nonaccrual Loans	$7,493	$6,388	$3,531	$4,572	$4,705
90 + Days Past Due Loans	846	1,125	679	599	981
Nonperforming Loans	8,339	7,513	4,210	5,171	5,686
Net Assets in Foreclosure	29	469	459	411	370
Nonperforming Assets	$8,368	$7,982	$4,669	$5,582	$6,056
Loan Loss Reserve	$19,865	$19,205	$18,890	$18,724	$18,455
Loan Loss Reserve / Loans	1.00%	0.99%	1.00%	1.00%	1.00%
Loan Loss Reserve / Nonperforming Loans	238.2%	255.6%	448.7%	362.1%	324.6%
Nonperforming Assets / Total Assets	0.27%	0.26%	0.15%	0.19%	0.20%
Net Loan Charge-offs	$691	$335	$484	$481	$410
Net Loan Charge-offs (annualized)
/ Average Loans	0.14%	0.07%	0.10%	0.11%	0.09%

	2005	2005	2005	2005	2004
Selected Ratios (annualized):	4Q	3Q	2Q	1Q	4Q
Return on Average Assets	1.25%	1.32%	1.29%	1.25%	1.36%
Return on Average Shareholders' Equity	14.25%	14.64%	14.30%	13.69%	15.00%
Yield on Earning Assets (FTE)	5.76%	5.56%	5.48%	5.34%	5.16%
Cost of Interest Bearing Funds	3.09%	2.79%	2.57%	2.37%	2.19%
Net Interest Margin (FTE)	3.16%	3.23%	3.34%	3.37%	3.34%
Leverage Ratio	9.70%	9.83%	9.06%	8.99%	8.91%

	2005	2004
Selected Ratios (annualized):	Year-to-date	Year-to-date
Return on Average Assets	1.28%	1.39%
Return on Average Shareholders' Equity	14.22%	15.31%
Yield on Earning Assets (FTE)	5.54%	5.18%
Cost of Interest Bearing Funds	2.71%	1.98%
Net Interest Margin (FTE)	3.27%	3.55%

Balance Sheet (Period End):	2005	2005	2005	2005	2004
	4Q	3Q	2Q	1Q	4Q
Assets	$3,117,359	$3,120,138	$3,032,588	$3,002,572	$3,024,515
Earning Assets	2,924,156	2,920,126	2,837,263	2,817,956	2,845,656
Investment Securities	901,208	900,345	893,587	907,379	943,563
Loans	1,985,493	1,941,866	1,891,692	1,865,641	1,845,802
Other Earning Assets	37,455	77,915	51,984	44,936	56,291
Interest-Bearing Liabilities	2,441,185	2,464,440	2,349,820	2,343,177	2,367,229
Total Deposits	2,365,457	2,349,559	2,223,304	2,237,567	2,212,563
Noninterest-Bearing Deposits	363,440	335,614	360,695	332,525	333,516
Interest-Bearing Checking	387,374	399,482	331,201	352,132	305,584
Money Market	667,952	677,507	676,260	679,872	713,039
Savings	190,033	196,242	209,865	222,553	223,039
Time, under $100,000	538,564	529,302	508,313	523,782	508,010
Time, $100,000 or greater	218,094	211,412	136,970	126,703	129,375
Total Borrowed Funds	439,168	450,495	487,211	438,135	488,182
Federal Home Loan Bank	297,750	292,750	272,750	272,750	317,750
Other Borrowings	141,418	157,745	214,461	165,385	170,432
Shareholders' Equity	273,232	275,627	275,484	268,724	270,532

Balance Sheet (Average):	2005	2005	2005	2005	2004
	4Q	3Q	2Q	1Q	4Q
Assets	$3,117,686	$3,054,895	$3,006,076	$2,976,361	$2,957,559
Earning Assets	2,925,231	2,866,964	2,823,832	2,801,817	2,776,599
Investment Securities	897,032	903,924	900,457	910,981	941,704
Loans	1,961,722	1,912,551	1,879,028	1,845,408	1,793,935
Other Earning Assets	66,477	50,489	44,347	45,428	40,960
Interest-Bearing Liabilities	2,458,400	2,388,883	2,344,504	2,328,569	2,308,446
Total Deposits	2,353,430	2,260,962	2,226,609	2,196,584	2,213,829
Noninterest-Bearing Deposits	338,768	343,658	339,234	321,912	324,466
Interest-Bearing Checking	385,985	350,425	342,133	325,081	317,328
Money Market	680,365	675,550	675,052	688,602	692,703
Savings	192,961	206,161	216,287	222,853	226,251
Time, under $100,000	534,390	514,590	508,723	513,986	517,167
Time, $100,000 or greater	220,961	170,578	145,180	124,150	135,914
Total Borrowed Funds	443,738	471,579	457,129	453,897	419,083
Federal Home Loan Bank	294,435	277,967	272,750	292,917	263,566
Other Borrowings	149,303	193,612	184,379	160,980	155,517
Shareholders' Equity	273,135	275,450	271,735	271,531	268,211

Average Balance Sheets and Interest Rates - Fully-Taxable Equivalent Basis

	Three Months Ended December 31, 2005			Three Months Ended December 31, 2004
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Earning assets:
Investment securities
Taxable investments	$670,968	$6,561	3.88%	$696,839	$6,201	3.54%
Non-taxable investments (2)	226,064	3,508	6.16%	244,865	4,180	6.79%
Total investment securities	897,032	10,069	4.45%	941,704	10,381	4.39%
Federal funds sold and deposits in banks	66,477	643	3.84%	40,960	193	1.87%
Loans(2)	1,961,722	31,752	6.42%	1,793,935	25,464	5.65%
Total earning assets	2,925,231	42,464	5.76%	2,776,599	36,038	5.16%
Noninterest-earning assets	192,455			180,960
Total assets	$3,117,686			$2,957,559

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing deposits:
Savings and money market	$1,259,311	7,084	2.23%	$1,236,282	3,728	1.20%
Time	755,351	7,200	3.78%	653,081	5,332	3.25%
Total interest-bearing deposits	2,014,662	14,284	2.81%	1,889,363	9,060	1.91%
Borrowed funds	443,738	4,864	4.35%	419,083	3,675	3.49%
Total interest-bearing liabilities	2,458,400	19,148	3.09%	2,308,446	12,735	2.19%
Noninterest-bearing liabilities:
Demand deposits	338,768			324,466
Other liabilities	47,383			56,436
Total noninterest-bearing liabilities	386,151			380,902
Total liabilities	2,844,551			2,689,348
Shareholders' equity	273,135			268,211
Total liabilities and shareholders' equity	$3,117,686			$2,957,559

Net interest spread			2.67%			2.97%
Effect of noninterest-bearing sources			0.49%			0.37%
Net interest income/margin on earning assets		$23,316	3.16%		$23,303	3.34%
Less tax equivalent adjustment		1,456			1,842
Net interest income		$21,860			$21,461

	Twelve Months Ended December 31, 2005			Twelve Months Ended December 31, 2004
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Earning assets:
Investment securities
Taxable investments	$648,630	$23,923	3.69%	$702,183	$23,891	3.40%
Non-taxable investments (2)	254,433	16,183	6.36%	239,727	17,015	7.10%
Total investment securities	903,063	40,106	4.44%	941,910	40,906	4.34%
Federal funds sold and deposits in banks	51,740	1,637	3.16%	41,064	524	1.28%
Loans(2) (3)	1,900,023	116,354	6.12%	1,625,419	93,725	5.77%
Total earning assets	2,854,826	158,097	5.54%	2,608,393	135,155	5.18%
Noninterest-earning assets	184,360			165,012
Total assets	$3,039,186			$2,773,405

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing deposits:
Savings and money market	$1,240,403	22,319	1.80%	$1,113,734	9,871	0.89%
Time	683,466	24,330	3.56%	668,301	20,902	3.13%
Total interest-bearing deposits	1,923,869	46,649	2.42%	1,782,035	30,773	1.73%
Borrowed funds	456,599	17,969	3.94%	372,141	11,865	3.19%
Total interest-bearing liabilities	2,380,468	64,618	2.71%	2,154,176	42,638	1.98%
Noninterest-bearing liabilities:
Demand deposits	335,962			312,963
Other liabilities	49,782			54,303
Total noninterest-bearing liabilities	385,744			367,266
Total liabilities	2,766,212			2,521,442
Shareholders' equity	272,974			251,963
Total liabilities and shareholders' equity	$3,039,186			$2,773,405

Net interest spread			2.83%			3.20%
Effect of noninterest-bearing sources			0.44%			0.35%
Net interest income/margin on earning assets		$93,479	3.27%		$92,517	3.55%
Less tax equivalent adjustment		6,358			7,426
Net interest income		$87,121			$85,091

(1) Certain prior period amounts have been reclassified to conform to current period presentation.
(2) The interest earned on nontaxable investment securities and loans is shown on a tax equivalent basis (tax rate of 35%).
(3) Nonaccrual loans have been included in the appropriate average loan balance category, but interest on nonaccrual loans has not been included for purposes of determining interest income.